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                                                  Exhibit 99

Jan. 26, 1998 -       THE ST. PAUL COMPANIES REPORTS
                      RECORD EARNINGS FOR 1997

               Operating Earnings Increase 28%

ST. PAUL, Minn. - The St. Paul Companies (NYSE:SPC) today reported record operating earnings from continuing operations of $531.1 million, or $5.77 per share (diluted), for 1997, compared with $414.8 million, or $4.56 per share
(diluted), for 1996.

     "Our underwriting operations performed well in a fiercely competitive market, aided by a $100 million decline in catastrophe losses from last year's near-record level," said Douglas W. Leatherdale, chairman and chief executive officer.

     "Our specialized commercial segment - our largest underwriting unit, consisting of Major Markets and Custom Markets, delivered especially good results in 1997, although premiums were flat with 1996, reflecting tough competition in that marketplace.

     "Our reinsurance operation posted another year of solid results, also in a very competitive market, In 1997, St.
Paul Re opened branch offices in Chicago and Sydney, Australia.

     "One of our major success stories for 1997 was the turnaround in our Personal Insurance operation, with particularly good results in the fourth quarter.

     "Our investment portfolio generated a record $886 million in pretax investment income and over $400 million in pretax realized gains."

     Net income for 1997 was a record $705.5 million, or $7.66 per share, compared with net income of $450.1 million, or $4.94 per share, for 1996. 1997 net income included after-tax realized investment gains of $242.1 million, or $2.62 per share, compared with $143.1 million, or $1.55 per share, in 1996.

     The St. Paul Companies' 77% share of The John Nuveen
Company's 1997 pretax earnings was $92.6 million.

     "Our shareholders' equity grew to $4.6 billion - a new high. Book value at year-end stood at $55.06 per share, up from $47.93 a year ago," Leatherdale said. "Company assets were $21.5 billion at year-end, up from $20.7 billion a year ago.

     "Of particular note at this time is our announcement one week ago that the boards of The St. Paul Companies and USF&G Corporation approved a merger agreement," Leatherdale said.

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     The merger is expected to form the nation's eighth-
largest property-casualty insurer (based on combined 1996 net written premium volume for the two companies). The combined company will have a very large market presence in key areas of the specialty insurance business, as well as leading positions in surety, reinsurance and certain niches of commercial insurance. The company will operate under the St. Paul name, and headquarters will be in St. Paul, Minn. The transaction is subject to various regulatory approvals and votes by The St. Paul Companies, Inc. and USF&G Corporation shareholders, and is expected to close in mid-1998.

     The transaction will provide USF&G shareholders with St. Paul common stock. The merger will be a tax-free exchange accounted for on a pooling-of-interests basis. The total value of the transaction is approximately $3.5 billion, which includes $2.8 billion of equity, plus the assumption of approximately $400 million in debt and $300 million of capital securities. The St. Paul Companies, Inc. expects to incur restructuring charges of between $300 million and $500 million in 1998 in connection with the merger.

Fourth-quarter results
----------------------


     For the fourth quarter of 1997, operating earnings from continuing operations were $147.5 million, or $1.59 per share, compared with operating earnings of $107.2 million, or $1.18 per share, for the fourth quarter of 1996.

     Net income for the fourth quarter of 1997 was $187.0 million, or $2.02 per share, compared with net income of $62.3 million, or $0.69 per share, for the fourth quarter of 1996. Net income for the fourth quarter of 1997 included after-tax realized investment gains of $39.5 million, or $0.43 per share, compared with $56.2 million, or $0.61 per share, in 1996.

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                   THE ST. PAUL COMPANIES
                  CONSOLIDATED 1997 RESULTS

                                           1997              1996
                                           ----              ----

Revenues                         $6,219,273,000    $5,734,156,000

Pretax Operating Earnings
Underwriting                       $615,445,000      $477,535,000
Investment Banking-
  Asset Management                   92,617,000        91,697,000
Parent and Other                    (97,439,000)      (88,621,000)
                                  -------------      ------------
Total pretax operating earnings    $610,623,000      $480,611,000

Income Tax Expense                  $79,538,000       $65,856,000
                                  -------------      ------------
Operating Earnings                 $531,085,000      $414,755,000
 Per Common Share (Diluted)               $5.77             $4.56
 Per Common Share (Basic)                 $6.20             $4.85

Realized Investment Gains,
  Net of Taxes                     $242,138,000      $143,103,000
 Per Common Share (Diluted)               $2.62             $1.55
 Per Common Share (Basic)                 $2.90             $1.72

Discontinued Operations,
  Net of Taxes                     $(67,750,000)    $(107,759,000)
 Per Common Share (Diluted)              $(0.73)           $(1.17)
 Per Common Share (Basic)                $(0.82)           $(1.29)
                                  -------------     -------------
Net Income                         $705,473,000      $450,099,000
 Per Common Share (Diluted)               $7.66             $4.94
 Per Common Share (Basic)                 $8.28             $5.28
                                  =============     =============

Common Shareholders' Equity      $4,609,985,000    $3,987,757,000
 Per Common Share                        $55.06            $47.93



                   THE ST. PAUL COMPANIES
             CONSOLIDATED FOURTH-QUARTER RESULTS

                                           1997              1996
                                           ----              ----

Revenues                         $1,544,311,000    $1,563,633,000

Pretax Operating Earnings
Underwriting                       $165,754,000      $148,593,000
Investment Banking-
  Asset Management                   25,334,000        25,179,000
Parent and Other                    (25,804,000)      (26,566,000)
                                  -------------      ------------
Total pretax operating earnings    $165,284,000      $147,206,000

Income Tax Expense                  $17,775,000       $40,037,000
                                  -------------     -------------
Operating Earnings from
 Continuing Operations             $147,509,000      $107,169,000
 Per Common Share (Diluted)               $1.59             $1.18
 Per Common Share (Basic)                 $1.71             $1.26

Realized Investment Gains,
  Net of Taxes                      $39,487,000       $56,160,000
 Per Common Share (Diluted)               $0.43             $0.61
 Per Common Share (Basic)                 $0.48             $0.67

Discontinued Operations,
  Net of Taxes                          -           ($101,038,000)
 Per Common Share (Diluted)             -                  ($1.10)
 Per Common Share (Basic)               -                  ($1.21)
                                  -------------     -------------
Net Income                         $186,996,000       $62,291,000
 Per Common Share (Diluted)               $2.02             $0.69
 Per Common Share (Basic)                 $2.19             $0.72
                                  =============     =============
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                   THE ST. PAUL COMPANIES
            TWELVE-MONTHS UNDERWRITING OPERATIONS
                         HIGHLIGHTS

Twelve months ended Dec. 31                1997              1996
---------------------------                ----              ----

Written premiums                 $4,479,903,000    $4,396,122,000

Net investment income              $880,802,000      $794,901,000

Combined ratio                            105.1             105.5





                   THE ST. PAUL COMPANIES
           FOURTH-QUARTER UNDERWRITING OPERATIONS
                         HIGHLIGHTS

Three months ended Dec. 31                 1997              1996
--------------------------                 ----              ----

Written premiums                 $1,081,561,000    $1,136,615,000

Net investment income              $225,612,000      $210,265,000

Combined ratio                            105.2             105.2



The St. Paul Companies, headquartered in St. Paul, Minn., is a group of companies providing property-liability insurance products and services throughout the world.